Exhibit No. 23.1

                       Consent of Independent Accountants

We consent to the incorporation by reference in this current report on Form 8-K of Computer Products, Inc.of our reports, dated February 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of Zytec Corporation as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are incorporated by reference or included in the Zytec Corporation Annual Report on Form 10-K for the year ended December 31, 1996.


                                                    /s/ Coopers & Lybrand L.L.P.
                                                    ----------------------------
                                                        COOPERS & LYBRAND L.L.P.

Minneapolis, Minnesota
   January  12, 1998